EXHIBIT 23.3


                                    CONSENT

     I, Sir Christopher Lewinton, hereby consent to be named as a director of Young & Rubicam Inc., a Delaware corporation (the "Company"), in the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission with respect to the offering of shares of common stock, par value $.01 per share, of the Company.

Dated: April 26, 1999

                                                    /s/ Sir Christopher Lewinton
                                                    ----------------------------
                                                    Sir Christopher Lewinton